EXHIBIT 15

October 28, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 28, 2022 on our review of interim financial information of Barnes Group Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-205952, 333-196013, 333-150741, 333-133597, and 333-266134) of Barnes Group Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut